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                                                                     Exhibit 3.2


                                   B Y L A W S
                                       OF
                                 RENT-WAY, INC.
                          (a Pennsylvania Corporation)

                                    ARTICLE I

                             Offices and Fiscal Year

         Section 1.01. Registered Office. The registered office of the corporation in Pennsylvania shall be at 14 West Tenth Street, Erie, Pennsylvania 16501, until otherwise established by an amendment of the articles or the board of directors and a record of such change is filed with the Department of State in the manner provided by law.

         Section 1.02. Other Offices. The corporation may also have offices at such other places within or without Pennsylvania as the board of directors may from time to time appoint or the business of the corporation may require.

         Section 1.03. Fiscal Year. The fiscal year of the corporation shall begin on the first day of October in each year.

                                   ARTICLE II

                      Notice - Waivers - Meetings Generally

         Section 2.01. Manner of giving notice.

         (a) General rule. Whenever written notice is required to be given to any person under the provisions of the Business Corporation Law or by the articles of these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier services, charges prepaid, or by telecopier, to the address (or to the telex, TWX, telecopier or telephone number) of the person appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.

         (b) Adjourned shareholder meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.


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         Section 2.02. Notice of meetings of board of directors. Notice of a regular meeting of the board of directors need not be given. Written notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex or TWX) or 48 hours (in the case of notice by telecopier, telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

         Section 2.03. Notice of meetings of shareholders.

         (a) General rule. Written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary to each shareholder of record entitled to vote at the meeting at least ten (10) days prior to the day named for the meeting. If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

         (b) Notice of action by shareholders on bylaws. In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

         Section 2.04. Waiver of notice.

         (a) Written waiver. Whenever any written notice is required to be given under the provisions of the Business Corporation Law, the article or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by this subsection, neither the business to be transacted at, nor the purpose, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted.

         (b) Waiver by attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.



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         Section 2.05. Modification of proposal contained in notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

         Section 2.06. Exception to requirement of notice.

         (a) General rule. Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

         (b) Shareholders without forwarding addresses. Notice or other communications shall not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

         Section 2.07. Use of conference telephone and similar equipment. The board of directors may provide by resolution with respect to a specified meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the board of directors or of the shareholders of the corporation by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

                                   ARTICLE III

                            Meetings of Shareholders

         Section 3.01. Place of Meeting. All meetings of the shareholders of the corporation shall be held at the registered office of the corporation unless another place is designated by the board of directors in the notice of a meeting.

         Section 3.02. Annual Meeting. The board of directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the board, the meeting for any calendar year shall be held on the third Monday of January in such year, if not a


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legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 9:00 a.m., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

         Section 3.03. Special Meetings. Special meetings of the shareholders may be called at any time by resolution of the board of directors, which may fix the date, time or place of the meeting, it shall be the duty of the secretary to do so. A date fixed by the secretary shall not be more than 60 days after the date of the adoption of the resolution of the board calling the special meeting.

         Section 3.04. Quorum and Adjournment.

         (a) General rule. A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

         (b) Withdrawal of a quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         (c) Adjournments generally. Any regular or special meeting may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct.

         (d) Electing directors at adjourned meeting. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

         (e) Other action in absence of quorum. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend


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the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

         Section 3.05. Action by shareholders.

         (a) General rule. Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon.

         (b) Interested shareholders. Any merger or other transaction authorized under the Business Corporation Law between the corporation or a subsidiary thereof and a shareholder of this corporation, or any voluntary liquidation authorized under the Business Corporation Law in which a shareholder is treated differently from other shareholders of the same class (other than any dissenting shareholders), shall require the affirmative vote of the shareholders entitled to cast at least a majority of the votes that all shareholders other than the interested shareholder are entitled to cast with respect to the transaction, without counting the vote of the interested shareholder. For the purposes of the preceding sentence, interested shareholder shall include the shareholder who is a part to the transaction or who is treated differently from other shareholders and any person, or group of persons, that is acting jointly or in concert with the interested shareholder and any person who, directly or indirectly, controls, is controlled by or is under common control with the interested shareholder. An interested shareholder shall not include any person who, in good faith and not for the purpose of circumventing this subsection, is an agent, bank, broker, nominee or trustee for one or more other persons, to the extent that the other person or persons are not interested shareholders.

         (c) Exceptions. Subsection (b) shall not apply to a transaction:

                  (1) that has been approved by a majority vote of the board of directors without counting the vote of directors who:

                           (i) are directors or officers of, or have a material
                  equity interest in, the interested shareholder; or

                           (ii) were nominated for election as a director by the
                  interested shareholder, and first elected as a director, within 24 months of the date of the vote on the proposed transaction; or

                  (2) in which the consideration to be received by the shareholders for shares of any class of which shares are owned by the interested shareholder is not

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         less than the highest amount paid by the interested shareholder in acquiring shares of the same class.

         (d) Additional approvals. The approvals required by subsection (b) shall be in addition to, and not in lieu of, any other approval required by the Business Corporation Law, the articles of these bylaws, or otherwise.

         Section 3.06. Organization. At every meeting of the shareholders, the chairman of the board, if there be one, or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present in the order stated: the vice presidents in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as chairman of the meeting. The secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary.

         Section 3.07. Voting rights of shareholders. Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

         Section 3.08. Voting and other action by proxy.

         (a) General rule.

                  (1) Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy.

                  (2) The presence of, or vote or other action at a meeting of shareholders by a proxy of a shareholder shall constitute the presence of, or vote or action by the shareholder.

                  (3) Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

         (b) Minimum requirements. Every proxy shall be executed in writing by the shareholder and filed with the secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice


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thereof has been given to the secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation.

         Section 3.09. Voting by fiduciaries and pledges. Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledges, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

         Section 3.10. Voting by joint holders of shares.

         (a) General rule. Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

                  (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

                  (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

         (b) Exception. If there has been filed with the secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

         Section 3.11. Voting by corporations.

         (a) Voting by corporate shareholders. Any corporation that is a shareholder of this corporation may vote at meetings of shareholders of this corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of


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the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

         (b) Controlled shares. Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

         Section 3.12. Determination of shareholders of record.

         (a) Fixing record date. The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

         (b) Determination when a record date is not fixed. If a record date is not fixed:

                  (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given.

                  (2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         (c) Certification by nominee. The board of directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholders are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.


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         Section 3.13. Voting lists.

         (a) General rule. The officer or agent having charge of the transfer records for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of the shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the corporation has 5,000 or more shareholders, in lieu of the making of the list the corporation may make the information therein available at the meeting by any other means.

         (b) Effect of list. Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original transfer records, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine the list or transfer records or to vote at any meeting of shareholders.

         Section 3.14. Judges of election.

         (a) Appointment. In advance of any meeting of shareholders of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

         (b) Vacancies. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

         (c) Duties. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with a fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.



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         (d) Report. On request of the presiding officer of the meeting, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

         Section 3.15. Consent of shareholders in lieu of meeting. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting only upon the unanimous written consent of all shareholders who would have been entitled to vote thereon at a meeting of shareholders called to consider the matter.

         Section 3.16. Minors as security holders. The corporation may treat a minor who holds shares or obligations of the corporation as having capacity to receive and to empower others to receive dividends interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distributions or obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.

                                   ARTICLE IV

                               Board of Directors

         Section 4.01. Powers; personal liability.

         (a) General rule. Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

         (b) Standard of care; justifiable reliance. A director shall stand in a fiduciary relation to the corporation and shall perform his or her duties as a director, including duties as a member of any committee of the board upon which the director may serve, in good faith, in a manner the director reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

                  (1) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented.


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                  (2) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

                  (3) A committee of the board upon which the director does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

         (c) Consideration of factors. In discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may have, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of subsection (b).

         (d) Presumption. Absent breach of fiduciary duty, lack of good faith or self- dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

         (e) Personal liability of directors.

                  (1) A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

                           (i) the director has breached or failed to perform
                  the duties of his or her office under this section; and

                           (ii) the breach or failure to perform constitutes
                  self-dealing, willful misconduct or recklessness.

                  (2) The provisions of paragraph (1) shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to legal, State or Federal law.

         (f) Notation of dissent. A director who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the


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minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

         Section 4.02. Qualifications and selection of directors.

         (a) Qualifications. Each director of the corporation shall be a natural person of full age who need not be a resident of this commonwealth or a shareholder of the corporation.

         (b) Election of directors. Except as otherwise provided in these bylaws, directors of the corporation shall be elected by ballot, except upon demand made by a shareholder entitled to vote at the election and before the voting begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

         Section 4.03. Number and term of office.

         (a) Number. The board of directors shall consist of such number of directors, not more than nine(9), as may be determined from time to time by resolution of the board of directors.

         (b) Term of office. Each director shall hold office until the expiration of the term for which he or she was selected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

         (c) Resignation. Any director may resign at any time upon written notice to the corporation. The resignation shall be effective notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

         (d) Classified board of directors. Commencing from the date of the Special Meeting adopting these Bylaws, the directors shall be classified into three classes in respect of the time for which they shall severally hold office as follows:



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                  (1) Each class shall be as nearly equal in number as possible.

                  (2) The term of office of at least one class shall expire in each year.

                  (3) The members of each class shall be elected for a period of three years.

         Section 4.04. Vacancies.

         (a) General Rule. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

         (b) Action by resigned directors. When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

         Section 4.05. Removal of directors.

         (a) Removal by the shareholders. The entire board of directors, or any class of the board, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon only for cause. In case the board or a class of the board or any one or more directors are so removed, new directors may be elected at the same meeting. The repeal of a provision of the articles or these bylaws prohibiting, or the addition of a provision to the articles or bylaws permitting, the removal by the shareholders of the board, a class of the board or a director without assigning any cause shall not apply to any incumbent director during the balance of the term for which he was selected.

         (b) Removal by the board. The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.

         Section 4.06. Place of meetings. Meetings of the board of directors may be held at such place within or without Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

         Section 4.07. Organization of meetings. At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

         Section 4.08. Regular Meetings. Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

         Section 4.09. Special Meetings. Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

         Section 4.10. Quorum of and action of directors.

         (a) General rule. A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present shall be the acts of the board of directors.

         (b) Action by written consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

         Section 4.11. Executive and Other Committees.

         (a) Establishment and powers. The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:

                  (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

                  (2) The creation or filling of vacancies in the board of directors.

                  (3) The adoption, amendment or repeal of these bylaws.

                  (4) The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board.

                  (5) Action on matters committed by a resolution of the board of directors to another committee of the board.

         (b) Alternate committee members. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place or the absent or disqualified member.

         (c) Term. Each committee of the board shall serve at the pleasure of the board.

         (d) Committee procedures. The term "board of directors" or "board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board.

         Section 4.12. Compensation. The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

         Section 4.13. Nomination of directors.

         (a) Notice required. Nominations for election of directors may be made by any shareholder entitled to vote for the election of directors if written notice (the "Notice") of the shareholder's intent to nominate a director at the meeting is given by the shareholder and received by the secretary of the corporation in the manner and within the time specified herein. The Notice shall be delivered to the secretary of the corporation not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors; except that if less than 21 days' notice of the meeting is given to shareholders, the Notice shall be delivered to the secretary of the corporation not later than the earlier of the seventh day following the day on which notice of the meeting was first mailed to shareholders or the fourth day prior to the meeting. In lieu of delivery to the secretary of the corporation, the Notice may be mailed to the secretary of the corporation by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the secretary of the corporation.

         (b) Contents of notice. The Notice shall be in writing and shall contain or be accompanied by:

                  (1) the name and residence of the nominating shareholder;

                  (2) a representation that the shareholder is a holder of record of the corporation's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

                  (3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the management or board of directors of the corporation;

                  (4) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

                  (5) the consent of each nominee to serve as a director of the corporation if so elected.

         (c) Determination of compliance. Unless a judge or judges of election shall have been appointed pursuant to these by-laws, the chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the procedures of this section and, in such event, the nomination shall be disregarded. Any decision by the chairman of the meeting shall be conclusive and binding upon all shareholders of the corporation for any purpose.

         (d) Exception. The procedures of this section shall not apply to nominations with respect to which proxies shall have been solicited pursuant to a proxy statement filed pursuant to Regulation 14A of the rules and regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or pursuant to any successor act or regulation.

                                    ARTICLE V

                                    Officers

         Section 5.01. Officers Generally.

         (a) Number, qualifications and designation. The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age. The treasurer may be a corporation, but if a natural person shall be of full age. The board of directors shall elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation. Any number of offices may be held by the same person.

         (b) Resignations. Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

         (c) Bonding. The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

         (d) Standard of care. Except as otherwise provided in the articles, an officer shall perform his or her duties as an officer in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation and which such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his or her duties shall not be liable by reason of having been an officer of the corporation.

         Section 5.02. Election and terms of office. The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

         Section 5.03. Subordinate officers, committees and agents. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof and to prescribe the authority and duties of such subordinate officers, committees, thereof and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

         Section 5.04. Removal of officers and agents. Any officer or agent of the corporation may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 5.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

         Section 5.06. Authority. All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions of orders of the board of directors or in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

         Section 5.07. The chairman and vice chairman of the board. The chairman of the board or in the absence of the chairman, the vice chairman of the board, shall preside at all meetings of the shareholders and of the board of directors and shall perform such other duties as may from time to time be requested by the board of directors.

         Section 5.08. The president. The president shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the corporation, subject however, to the control of the board of directors. The president shall sign, execute, and acknowledge in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors.

         Section 5.09. The vice presidents. The vice presidents shall perform the duties of the president in the absence of the president and such other duties as from time to time may be assigned to them by the board of directors or the president.

         Section 5.10. The secretary. The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

         Section 5.11. The treasurer. the treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

         Section 5.12. Salaries. The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

                                   ARTICLE VI

                      Certificates of Stock, Transfer, Etc.

         Section 6.01. Share certificates. Certificates for shares of the corporation shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. The share transfer records and blank share certificates shall be kept by the secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

         Section 6.02. Issuance. The share certificates of the corporation shall be numbered and registered in the transfer records of the corporation as they are issued. They shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed; but where such certificate is signed by a transfer agent or a registrar the signature of any corporate office upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this Section 6.02 shall be subject to any inconsistent or contrary agreement at the time between the corporation and any transfer agent or registrar.

         Section 6.03. Transfer. Transfers of shares shall be made on the transfer records of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificates or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. Sections 8101 et seq., and its amendments and supplements.

         Section 6.04. Record holder of shares. The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

         Section 6.05. Lost, destroyed or mutilated certificates. The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

                                   ARTICLE VII

                   Indemnification of Directors, Officers and
                        Other Authorized Representatives

         Section 7.01. Scope of Indemnification.

         (a) General Rule. The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

                  (1) where such indemnification is expressly prohibited by applicable law;

                  (2) where the conduct of the indemnified representative has been finally determined pursuant to Section 7.06 or otherwise:

                           (i) to constitute willful misconduct or recklessness
                  within the meaning of any provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

                           (ii) to be based upon or attributable to the receipt
                  by the indemnified representative from the corporation of a personal benefit to which the indemnified representative is not legally entitled; or

                  (3) to the extent such indemnification has been finally determined in a final adjudication pursuant to Section 7.06 to be otherwise unlawful.

         (b) Partial Payment. If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

         (c) Presumption. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

         (d) Definitions. For purposes of this Article:

                  (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

                  (2) "indemnified representative" means any and all directors and officers of the corporation and any other person designated as an indemnified representative b the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

                  (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense, of any nature (including, without limitation, attorneys' fees and disbursements); and

                  (4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceedings of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

         Section 7.02. Proceedings initiated by indemnified representatives. Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervener or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 7.06 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

         Section 7.03. Advancing expenses. The corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in advance in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.01 or 7.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 7.06 that such person is not entitled to be indemnified by the corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

         Section 7.04. Securing of indemnification obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

         Section 7.05. Payment of indemnification. An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the corporation.

         Section 7.06. Arbitration.

         (a) General rule. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the corporation are located at the time, in accordance with commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator of if the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

         (b) Qualifications of arbitrators. Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or Automated Quotations System.

         (c) Burden of proof. The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.

         (d) Expenses. The corporation shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

         (e) Effect. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under
Section 7.01(a)(2) in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

         Section 7.07. Contribution. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

         Section 7.08. Mandatory indemnification of directors, officers, etc. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in 15 Pa.C.S. Sections 1741 or 1742 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

         Section 7.09. Contract rights; amendments or repeal. All rights under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

         Section 7.10. Scope of article. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefits of the heirs, executors, administrators and personal representatives of such a person.

         Section 7.11. Reliance on provisions. Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights provided by this Article.

         Section 7.12. Interpretation. The provisions of this Article are intended to constitute bylaws authorized by Section 1746 of the Business Corporation Law of Pennsylvania (relating to non-exclusivity and supplementary coverage).

                                  ARTICLE VIII

                                  Miscellaneous

         Section 8.01. Corporate Seal. The corporation shall have a corporate seal in the form of a corporation, the year of incorporation and such other details as may be approved by the board of directors.

         Section 8.02. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors or any person authorized by resolution of the board of directors may from time to time designate.

         Section 8.03. Contracts.

         (a) General Rule. Except as otherwise provided in the Business Corporation Law in the cases of transactions which require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

         (b) Statutory form of execution of instruments. Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the president of vice president and secretary or assistant secretary or treasurer or assistant treasurer of the corporation, shall be held to have been properly executed for and in behalf of the corporation, without prejudice to the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.

         Section 8.04. Interested directors or officers; quorum.

         (a) General Rule. A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, solely because his, her or their votes are counted for that purpose, if:

                  (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

                  (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

                  (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

         (b) Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a).

         Section 8.05. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

         Section 8.06. Corporate Records.

         (a) Required records. The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the corporation in this Commonwealth or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

         (b) Right of inspection. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in Pennsylvania or at its principal place of business wherever situated.

         Section 8.07. Amendment of By-Laws. These bylaws may be amended or repealed, or new by-laws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) with respect to those matters which are not by statute reserved exclusively to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change. See Section 2.03(b) (relating to notice of action by shareholders on bylaws).

                                     BYLAWS
                                       OF
                                 RENT-WAY, INC.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I.........................................................................................................1
         Offices and Fiscal Year..................................................................................1
                  Section 1.01.     Registered Office.............................................................1
                  Section 1.02.     Other Offices.................................................................1
                  Section 1.03.     Fiscal Year...................................................................1

ARTICLE II........................................................................................................1
         Notice - Waivers - Meetings Generally....................................................................1
                  Section 2.01.     Manner of giving notice.......................................................1
                  Section 2.02.     Notice of meetings of board of directors......................................2
                  Section 2.03.     Notice of meetings of shareholders............................................2
                  Section 2.04.     Waiver of notice..............................................................2
                  Section 2.05.     Modification of proposal contained in notice..................................2
                  Section 2.06.     Exception to requirement of notice............................................3
                  Section 2.07.     Use of conference telephone and similar equipment.............................3

ARTICLE III.......................................................................................................3
         Meetings of Shareholders.................................................................................3
                  Section 3.01.     Place of Meeting..............................................................3
                  Section 3.02.     Annual Meeting................................................................3
                  Section 3.03.     Special Meetings..............................................................4
                  Section 3.04.     Quorum and Adjournment........................................................4
                  Section 3.05.     Action by shareholders........................................................5
                  Section 3.06.     Organization..................................................................6
                  Section 3.07.     Voting rights of shareholders.................................................6
                  Section 3.08.     Voting and other action by proxy..............................................6
                  Section 3.09.     Voting by fiduciaries and pledges.............................................7
                  Section 3.10.     Voting by joint holders of shares.............................................7
                  Section 3.11.     Voting by corporations........................................................7
                  Section 3.12.     Determination of shareholders of record.......................................8
                  Section 3.13.     Voting lists..................................................................8
                  Section 3.14.     Judges of election............................................................9
                  Section 3.15.     Consent of shareholders in lieu of meeting...................................10
                  Section 3.16.     Minors as security holders...................................................10

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               Page
                                                                                                               ----
ARTICLE IV.......................................................................................................10
         Board of Directors......................................................................................10
                  Section 4.01.     Powers; personal liability...................................................10
                  Section 4.02.     Qualifications and selection of directors....................................12
                  Section 4.03.     Number and term of office....................................................12
                  Section 4.04.     Vacancies....................................................................13
                  Section 4.05.     Removal of directors.........................................................13
                  Section 4.06.     Place of meetings............................................................13
                  Section 4.07.     Organization of meetings.....................................................14
                  Section 4.08.     Regular Meetings.............................................................14
                  Section 4.09.     Special Meetings.............................................................14
                  Section 4.10.     Quorum of and action of directors............................................14
                  Section 4.11.     Executive and Other Committees...............................................14
                  Section 4.12.     Compensation.................................................................15
                  Section 4.13.     Nomination of directors......................................................15

ARTICLE V........................................................................................................17
         Officers................................................................................................17
                  Section 5.01.     Officers Generally...........................................................17
                  Section 5.02.     Election and terms of office.................................................17
                  Section 5.03.     Subordinate officers, committees and agents..................................17
                  Section 5.04.     Removal of officers and agents...............................................18
                  Section 5.05.     Vacancies....................................................................18
                  Section 5.06.     Authority....................................................................18
                  Section 5.07.     The chairman and vice chairman of the board..................................18
                  Section 5.08.     The president................................................................18
                  Section 5.09.     The vice presidents..........................................................18
                  Section 5.10.     The secretary................................................................19
                  Section 5.11.     The treasurer................................................................19
                  Section 5.12.     Salaries.....................................................................19

ARTICLE VI.......................................................................................................19
         Certificates of Stock, Transfer, Etc....................................................................19
                  Section 6.01.     Share certificates...........................................................19
                  Section 6.02.     Issuance.....................................................................19

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               Page
                                                                                                               ----
                  Section 6.03.     Transfer.....................................................................20
                  Section 6.04.     Record holder of shares......................................................20
                  Section 6.05.     Lost, destroyed or mutilated certificates....................................20

ARTICLE VII......................................................................................................20
         Indemnification of Directors, Officers and Other Authorized Representatives.............................20
                  Section 7.01.     Scope of Indemnification.....................................................20
                  Section 7.02.     Proceedings initiated by indemnified representatives.........................22
                  Section 7.03.     Advancing expenses...........................................................22
                  Section 7.04.     Securing of indemnification obligations......................................22
                  Section 7.05.     Payment of indemnification...................................................23
                  Section 7.06.     Arbitration..................................................................23
                  Section 7.07.     Contribution.................................................................24
                  Section 7.08.     Mandatory indemnification of directors, officers, etc........................24
                  Section 7.09.     Contract rights; amendments or repeal........................................24
                  Section 7.10.     Scope of article.............................................................24
                  Section 7.11.     Reliance on provisions.......................................................24
                  Section 7.12.     Interpretation...............................................................24

ARTICLE VIII.....................................................................................................25
         Miscellaneous...........................................................................................25
                  Section 8.01.     Corporate Seal...............................................................25
                  Section 8.02.     Checks.......................................................................25
                  Section 8.03.     Contracts....................................................................25
                  Section 8.04.     Interested directors or officers; quorum.....................................25
                  Section 8.05.     Deposits.....................................................................26
                  Section 8.06.     Corporate Records............................................................26
                  Section 8.07.     Amendment of By-Laws.........................................................27

                            AMENDMENTS TO THE BYLAWS
                                       OF
                                 RENT-WAY, INC.

                            ADOPTED NOVEMBER 17, 2000

AMENDMENT NO. 1 - A new Section 3.03A would be added to Article III of the Bylaws to govern the notice of proposals to be presented at meetings of the shareholders and, correspondingly, the business that can be conducted at any such meeting. New Section 3.03A would read in its entirety as follows:

                  Section 3.03A Notice of Business to be presented at Shareholder Meetings.

                  (a) Annual Meetings of Shareholders. The proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder pursuant to clause
(iii) of the preceding sentence, such business must be a proper matter for shareholder action, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such notice must comply with the following requirements:

                           (i) To be timely, a shareholder's notice given
                  pursuant to this Section must be received at the principal executive offices of the corporation, addressed to the Secretary, not less than 90 calendar days before the anniversary date of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting or, if none, its most recent previous annual meeting. Notwithstanding the preceding sentence, (A) for business to be presented at the 2001 annual meeting of shareholders, a shareholder's notice shall be considered timely if so received by the corporation on or before January 2, 2001 and (B) after 2001, if the date of the annual meeting at which such business is to be presented has been changed by more than 30 days from the date of the most recent previous annual meeting, a shareholder's notice shall be considered timely if so received by the corporation (i) on or before the later of (x) 120 calendar days before the date of the annual meeting at which such business is to be presented or (y) 30 days following the first public announcement by the corporation of the date of such annual meeting and (ii) not later than 15 calendar days prior to the scheduled mailing date of the corporation's proxy materials for such annual meeting. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

                           (ii) A shareholder's notice given pursuant to this
                  Section shall set forth (A) the name and address of the shareholder who intends to make the proposal and the classes and numbers of shares of the Corporation's stock beneficially owned by such shareholder; (B) a representation that the shareholder is and will at the time of the annual meeting be a holder of record of stock of the Corporation entitled to vote at such meeting on the proposal(s) specified in the notice and intends to appear in person or by proxy at the meeting to present such proposal(s), (C) a description of the business the shareholder intends to bring before the meeting, including the text of any proposal or proposals to be presented for action by the shareholders, (D) the name and address of any beneficial owner(s) of the corporation's stock on whose behalf such business is to be presented and the class and number of shares beneficially owned by each such beneficial owner and
                  (E) the reasons for conducting such business at the meeting and any material interest in such business of such shareholder or any such beneficial owner.

                  (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

                  (c) General. (i) Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.03A. The Chairman of the meeting shall have the power and the duty to determine whether any business proposed to be brought before a meeting was proposed in accordance with the procedures set forth in this Section 3.03A and, if any business is not in compliance with this Section 3.03A, to declare that such defective proposal shall be disregarded.

                  (ii) For purposes of this Section 3.03A, (A) "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and (B) "beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Exchange Act or any successor rule.

                  (iii) Notwithstanding the foregoing provisions of this Section 3.03A or any other provision of the Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section 3.03A or any other provision of the Bylaws shall be deemed to affect any rights of a shareholder to require inclusion of a proposal in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or any successor rule, or to present for action at an annual meeting any proposal so included.

AMENDMENT NO. 2 - Section 4.03(d), which provides for a classified board of directors (3 classes), should be amended to add the following:

                  "In the event of the repeal or amendment of this Section 4.03, any incumbent director shall continue to serve for the balance of the term for which he or she was elected (subject to the provisions of Section 4.05, if applicable)."

AMENDMENT NO. 3 - Section 4.13 of the Bylaws governs the Nomination of Directors. Two proposed amendments are to be considered:

A.       Paragraph (a) would be amended to read in its entirety as follows:


                  "(a) Nominations and Notice. Nominations for the election of directors may be made by the Board of Directors, a committee thereof or any officer of the corporation to whom the Board of Directors or such committee shall have delegated such authority. Upon notice given to the corporation in accordance with this paragraph (a) and with paragraph
         (b) of this Section 4.13 (the "Notice"), nominations may also be made by any shareholder entitled to vote in the election of directors. The Notice of a shareholder's intent to make a nomination or nominations for director must be given to the corporation either by United States mail or personal delivery to the Secretary of the corporation not later than 90 days prior to the anniversary date of the previous year's annual meeting of shareholders except that, for the 2001 annual meeting, the Notice shall be considered timely if so received by the corporation on or before January 2, 2001. The Board of Directors will be under no obligation to recommend the election of any nominee proposed by any shareholder, even though the notice as set forth above has been given."

B.       Paragraph (d) would be deleted.